UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2019

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Not applicable
(former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c)     On February 19, 2019, Owens & Minor, Inc. (the “Company”) announced that its Board of Directors has appointed Edward A. Pesicka as the Company’s President and Chief Executive Officer to succeed interim President and Chief Executive Officer Robert C. Sledd, effective as of March 4, 2019. The Board of Directors also elected Mr. Pesicka as a Director of the Company, effective March 4, 2019. Mr. Sledd will remain a Director and Chairman of the Board.
Mr. Pesicka, age 51, has served as an independent consultant and advisor in the healthcare, life sciences and distribution industries since January 1, 2016. From January 2000 through April 2015, Mr. Pesicka served in various roles of increasing responsibility at Thermo Fisher Scientific Inc., including, most recently, Chief Commercial Officer and Senior Vice President from January 2014 to April 2015. Prior to that, he was President, Customer Channels at Thermo Fisher from July 2008 to January 2014 and President, Research Market from November 2006 to July 2008. Earlier in his career, Mr. Pesicka held various Vice President-level roles in Thermo Fischer Scientific’s finance department, serving as Chief Financial Officer of numerous divisions. Prior to Thermo Fisher Scientific, Mr. Pesicka spent eight years with TRW, Inc. in its finance department and three years with PriceWaterhouse Coopers as an auditor.
As compensation for his services as President and Chief Executive Officer of the Company, Mr. Pesicka will receive (i) an annual base salary of $900,000 (pro-rated to reflect his March 4, 2019 employment date) and (ii) an annual equity award grant with a value of approximately $4,000,000 in aggregate consisting of approximately (A) $2,000,000 of performance shares the vesting of which is subject to certain performance metrics set by the Board and (B) $2,000,000 of time-based restricted stock that will vest as to one-third of the amount of shares on each of the first three anniversaries of the date of grant. All equity award grants will be made in accordance with the Company’s form award agreements. In addition, Mr. Pesicka will participate in the Company’s annual executive incentive program pursuant to which he will be eligible for a target annual cash incentive opportunity of 125% of his annual base salary (pro-rated in 2019 to reflect his March 4, 2019 employment date).
Mr. Pesicka will be entitled to participate in the Company’s previously disclosed Officer Severance Policy. The Company and Mr. Pesicka will also enter into an Executive Change in Control Severance Agreement substantially in the form included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference (the “CIC Agreement”).
The CIC Agreement provides for the payment of a severance benefit if Mr. Pesicka’s employment with the Company is terminated within 24 months after a change in control (as defined in the CIC Agreement) unless such termination is (i) due to death or disability, (ii) by the Company for cause (as defined in the CIC Agreement) or (iii) by Mr. Pesicka other than in specified circumstances constituting good reason (as defined in the CIC Agreement).

The potential severance benefits under the CIC Agreement include the following:

(i)
(A) If termination of employment occurs on or before December 31, 2019, a lump sum payment equal to 2.0 times the greater of annual base salary as of the date of termination or as of the date of the change in control or (B) if termination of employment occurs after December 31, 2019, a lump sum payment equal to 2.0 times the sum of (I) the greater annual base salary as of the date of termination or as of the date of the change in control plus (II) the greater of target annual bonus immediately prior to the date of termination or as of the date of the change in control;

(ii)
a lump sum amount representing a pro rata portion of any incentive compensation accrued through the date of termination, or if such amount is not ascertainable an amount equal to the pro rata target annual bonus through the date of termination; and

(iii)	an amount equal to additional premiums for continued medical benefits under COBRA for two years and additional premiums for individual life insurance policies for two years.

The foregoing severance benefit is reduced by the amount of any benefits payable under any other severance plan or arrangement of the Company. The Company does not pay tax gross-up payments under the CIC Agreement.
In consideration for any benefits paid, the CIC Agreement requires a full release of claims against the Company and imposes certain non-competition and non-solicitation restrictive covenants for a period of 12 months following employment termination and prohibits the disclosure and use of confidential Company information.

Mr. Pesicka will also be entitled to participate in all employee health and welfare plans offered by the Company commensurate with his position as well as the other benefits the Company makes available to our executive officers.
Except for the arrangements described in this Current Report on Form 8-K, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Pesicka has a direct or indirect material interest. There are no family relationships between Mr. Pesicka and any of the Company’s directors or executive officers and there are no arrangements or understandings between Mr. Pesicka and any other person pursuant to which he was selected as an officer.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference. In connection with the election of Mr. Pesicka as a Director of the Company, on February 19, 2019, the Board of Directors approved an amendment and restatement of the Bylaws of the Company, to be effective March 4, 2019, to increase the number of directors constituting the Board of Directors from nine to ten. The Amended and Restated Bylaws of the Company are included as Exhibit 3.1 to this Current Report on Form 8-K.
Item 7.01 Regulation FD Disclosure.
On February 19, 2019, the Company issued a press release announcing the appointment of Mr. Pesicka as President and Chief Executive Officer of the Company and the election of Mr. Pesicka to the Board of Directors. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description
3.1	Amended & Restated Bylaws of Owens & Minor, Inc., effective March 4, 2019
10.1	Form of Executive Change in Control Severance Agreement between Owens & Minor, Inc. and Edward A. Pesicka
99.1	Press Release of Owens & Minor, Inc., dated February 19, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

February 25, 2019	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel and Corporate Secretary